www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 202-3048, Passcode 10570992.   International Callers Dial-In: (617) 213-8843, Passcode 10570992 (10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

NEW YORK, NY – August 7, 2014

($ in millions, except per share amounts)	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Revenue
GAAP	$130.7	$105.5	$267.1	$214.0
Adjusted	130.9	105.5	267.4	214.0

Net Income
GAAP	(2.2)	(0.9)	2.6	1.3
Adjusted	14.9	10.3	32.4	22.5

Diluted Earnings per Share (EPS)
GAAP	$(0.02)	$(0.01)	$0.03	$0.01
Adjusted	0.15	0.10	0.31	0.22

Adjusted EBITDA	31.9	26.2	67.9	54.6

Bankrate, Inc. (NYSE: RATE) today reported financial results for the second quarter ended June 30, 2014. Total GAAP revenue for the second quarter of 2014 was $130.7 million compared to $105.5 million in the second quarter of 2013, an increase of 24%.  GAAP net loss for the quarter was $2.2 million or $0.02 per fully diluted share, compared to a loss of $0.9 million or $0.01 per fully diluted share in the second quarter of 2013.

On an Adjusted basis (Non-GAAP), total revenue for the second quarter was $130.9 million, an increase of 24% compared to the same period the prior year.  Non-GAAP adjusted net income for the second quarter of 2014, as outlined in the attached reconciliation, was $14.9 million, representing Adjusted EPS of $0.15 compared to $10.3 million or Adjusted EPS of $0.10 in the second quarter of 2013, a 50% increase in Adjusted EPS.  Adjusted EBITDA was $31.9 million in the second quarter of 2014 compared to $26.2 million in the second quarter of 2013, an increase of 22%.

“With our third consecutive quarter of strong EBITDA growth versus prior year, Bankrate’s strategy is working,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc. “We continued to drive higher revenue for the quarter versus prior year across all of our verticals, with credit cards and insurance revenue growing close to 30%.  We are particularly pleased to have delivered these results, while also making important long-term investments in our new senior care vertical and in Bankrate’s personalization, optimization and mobile capabilities,” Mr. Esterow added.

2014 Guidance

The Company is increasing its full year 2014 adjusted revenue guidance to a range of $545 to $555 million from $540 to $550 million previously and is revising its Adjusted EBITDA guidance for 2014 to between $141 and $145 million from between $145 and $150 million previously.

In addition, the Company expects adjusted revenues for the third quarter of 2014 to be between $140 and $145 million and Adjusted EBITDA between $33 and $36 million.

“We’ve taken into consideration a number of factors; Bankrate’s strong performance in the first half of 2014, an increased partner mix in banking, and a more modest outlook for insurance volume growth in the second half, as we remain laser-focused to not sacrifice lead quality for volume.  Even with the onboarding of Caring, we are tracking to deliver record annual EBITDA, while still making important investments that support long-term growth,” stated Mr. Esterow.

Second Quarter 2014 Financial Highlights

•

CPA revenue (which primarily consists of credit cards and senior care) in Q2 2014 increased 34% on an adjusted basis compared to the prior year. Excluding the impact of the Caring.com acquisition, CPA revenue increased 29% on strong visit growth, strong affiliate traffic, higher credit card issuer marketing activities, higher approval rates and higher CPAs.

•

CPL revenue increased approximately 20%, primarily as a result of the Company’s continued progress on its insurance quality initiative resulting in increased carrier & agent demand and improved monetization, with revenue per lead up approximately 20% versus Q2 2013. Overall insurance lead and click revenue combined increased by 28%.

•

CPC revenue for the quarter increased 20% compared to the same period in 2013, attributable to a 52% growth in our insurance CPC business and 62% growth in deposit CPC revenue, partially offset by a 27% decline in mortgage CPC revenue, given the lower overall consumer interest for refinancing.

•	Caring.com generated $2.3 million in revenues, on an adjusted basis, and posted an Adjusted EBITDA loss of $0.8 million during May and June.
•	The Company repurchased approximately $5.3 million of stock during Q2, and as of quarter end, the Company had $64.7 million remaining under the current authorization.

Second Quarter 2014 Business Highlights

Credit Cards

•	Launched WalletUpTM (walletup.creditcards.com), a free tool that analyzes consumer transactional spend and preferences and recommends the best cards for maximizing rewards, points or cash back.
•	Launched a responsive web design for editorial and content pages on our mobile site, m.creditcards.com.

Insurance

•	The share of leads from the Company’s owned and operated sites increased by approximately 15% year over year.
•	Successful ramp of mobile click-to-call drove $0.8 million in revenue during Q2 2014, which was up 100% sequentially.

Banking

•

Entered into a new strategic partnership with Homes.com, one of the leading real estate destinations, which features more than 3 million property listings and generates over 12 million monthly visitors. Bankrate will be the exclusive provider to Homes.com for comparison mortgage rate listings and tools across platforms. The partnership further solidifies our position as a leader in the online third-party mortgage space.

Senior Care

•	Grew organic traffic to Caring.com by 52% in Q2 2014, while qualified inquiries grew 75% compared to the prior year.
•	Expanded participating communities within the Caring.com network by 40% versus the prior year.

August 7, 2014 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 202-3048, passcode 10570992.    International participants should dial: (617) 213-8843, passcode 10570992.  Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning August 7, 2014 at 8:30 p.m. ET / 5:30 p.m. PT through August 14, 2014 at 11:59 p.m. ET / 8:59 p.m. PT.  To listen to the replay, call (888) 286-8010 and enter the passcode: 76102365.  International callers should dial (617) 801-6888 and enter the passcode: 76102365.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including, Adjusted revenue, EBITDA, Adjusted EBITDA, Adjusted EPS, and Gross Margin excluding stock based compensation, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet.  Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsuranceQuotes.com, InsureMe.com, and NetQuote.com.  Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly.  Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our websites or mobile applications; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; the number of consumers seeking information on the financial products we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and the other initiatives mentioned in this release, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; the impact of defense of and resolution of lawsuits to which we are a party; the failure to obtain preliminary or final Court approval of the proposed settlement of the securities litigation we announced on June 9, 2014 (or a delay in obtaining such approval), risks related to decisions by stockholders to opt out of or object to the proposed settlement, and resolution of insurance claims related to the litigation; our ability to protect our intellectual property; the effects of facing liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and China and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; review of our business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q. These documents are available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)
	June 30,	December 31,
	2014	2013

Assets
Cash and cash equivalents	$175,779	$230,071
Short-term investments	500	-
Accounts receivable, net of allowance for doubtful accounts of $546 and $451 at June 30, 2014 and December 31, 2013	77,154	61,962
Deferred income taxes	17,155	7,155
Prepaid expenses and other current assets	31,368	9,736
Total current assets	301,956	308,924

Furniture, fixtures and equipment, net of accumulated depreciation of $24,004 and $19,690 at June 30, 2014 and December 31, 2013	13,609	12,930
Intangible assets, net of accumulated amortization of $207,317 and $181,721 at June 30, 2014 and December 31, 2013	353,977	350,206
Goodwill	638,010	611,975
Other assets	12,456	12,776
Total assets	$1,320,008	$1,296,811

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$8,247	$7,149
Accrued expenses	27,367	40,546
Deferred revenue and customer deposits	4,705	3,792
Accrued interest	6,891	7,379
Other current liabilities	30,787	24,595
Total current liabilities	77,997	83,461

Deferred income taxes	63,199	51,699
Long-term debt, net of unamortized discount	297,305	297,021
Other liabilities	15,581	25,668
Total liabilities	454,082	457,849

Commitments and contingencies

Stockholders' equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at June 30, 2014 and December 31, 2013; 104,910,543 shares and 101,749,513 shares issued at June 30, 2014 and December 31, 2013; 104,434,271 shares and 101,698,985 shares outstanding at June 30, 2014 and December 31, 2013	1,044	1,017
Additional paid-in capital	895,285	864,152
Accumulated deficit	(22,680)	(25,266)
Less: Treasury stock, at cost - 476,272 shares and 50,528 shares at June 30, 2014 and December 31, 2013	(7,516)	(591)
Accumulated other comprehensive loss	(207)	(350)
Total stockholders' equity	865,926	838,962
Total liabilities and stockholders' equity	$1,320,008	$1,296,811

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Revenue	$130,662	$105,546	$267,137	$213,994
Cost of revenue (excludes depreciation and amortization)	46,494	37,542	92,789	73,650
Gross margin	84,168	68,004	174,348	140,344

Operating expenses:
Sales	3,674	3,751	7,334	7,528
Marketing	33,180	24,873	66,581	51,206
Product development	5,907	4,840	11,645	9,491
General and administrative	14,169	11,246	29,426	22,622
Legal settlements	9,190	-	9,191	-
Acquisition, offering and related expenses	158	20	2,561	20
Changes in fair value of contingent acquisition consideration	744	2,949	2,150	4,098
Depreciation and amortization	15,195	14,844	29,656	29,355
	82,217	62,523	158,544	124,320
Income from operations	1,951	5,481	15,804	16,024

Interest and other expenses, net	5,159	6,539	10,351	13,074
(Loss) income before income taxes	(3,208)	(1,058)	5,453	2,950
Income tax (benefit) expense	(962)	(166)	2,867	1,659
Net (loss) income	$(2,246)	$(892)	$2,586	$1,291

Basic and diluted net (loss) income per share:
Basic	$(0.02)	$(0.01)	$0.03	$0.01
Diluted	(0.02)	(0.01)	0.03	0.01
Weighted average common shares outstanding:
Basic	101,894,188	100,050,989	101,389,630	100,049,225
Diluted	101,894,188	100,050,989	103,415,647	100,922,480

Comprehensive (loss) income	$(2,122)	$(874)	$2,729	$1,013

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Revenue	$130,662	$105,546	$267,137	$213,994
Adjusted revenue (1)	130,882	105,546	267,357	213,994

Gross margin excluding stock-based compensation (2)	$84,556	$68,194	$175,046	$140,662
Gross margin excluding stock-based compensation %	64.7%	64.6%	65.5%	65.7%

Adjusted EBITDA (3)	$31,873	$26,174	$67,920	$54,618
Adjusted EBITDA margin	24.4%	24.8%	25.4%	25.5%

Adjusted net income (4)	$14,925	$10,316	$32,354	$22,474
Adjusted EPS	$0.15	$0.10	$0.31	$0.22

Weighted average common shares outstanding (diluted):	101,894,188	100,050,989	103,415,647	100,922,480

(1) Adjusted revenue represents revenue plus the impact of purchase accounting on deferred revenue.

(2) Gross margin excluding stock-based compensation represents gross margin plus stock-based compensation classified as cost of revenue.
Reconciliation of gross margin excluding stock-based compensation
Gross margin	$84,168	$68,004	$174,348	$140,344
Stock-based compensation	388	190	698	318
Gross margin excluding stock-based compensation	$84,556	$68,194	$175,046	$140,662

(3) Adjusted EBITDA adds back interest and other expense; income tax expense; depreciation and amortization; changes in fair value of contingent acquisition consideration; legal settlements; acquisition, offering and related expenses; and stock-based compensation.

Reconciliation of adjusted EBITDA
Net (loss) income	$(2,246)	$(892)	$2,586	$1,291
Interest and other expenses, net	5,159	6,539	10,351	13,074
Income tax (benefit) expense	(962)	(166)	2,867	1,659
Depreciation and amortization	15,195	14,844	29,656	29,355
Earnings before interest, taxes, depreciation and amortization (EBITDA)	17,146	20,325	45,460	45,379
Changes in fair value of contingent acquisition consideration	744	2,949	2,150	4,098
Legal settlements	9,190	-	9,191	-
Acquisition, offering and related expenses	158	20	2,561	20
Impact of purchase accounting	220	-	220	-
Stock-based compensation (6)	4,415	2,880	8,338	5,121
Adjusted EBITDA	$31,873	$26,174	$67,920	$54,618

(4) Adjusted net income adds back income tax expense; non-recurring change in fair value of contingent acquisition consideration; legal settlements; acquisition, offering and related expenses; stock-based compensation; and amortization, net of tax.

Reconciliation of adjusted net income
Net (loss) income	$(2,246)	$(892)	$2,586	$1,291
Income tax (benefit) expense	(962)	(166)	2,867	1,659
Change in fair value of contingent acquisition consideration due to change in estimate (5)	42	1,261	543	1,393
Legal settlements	9,190	-	9,191	-
Acquisition, offering and related expenses	158	20	2,561	20
Impact of purchase accounting	220	-	220	-
Stock-based compensation (6)	4,415	2,880	8,338	5,121
Amortization	13,651	13,808	26,734	27,358
Adjusted income before tax	24,468	16,911	53,040	36,842
Income tax (7)	9,543	6,595	20,686	14,368
Adjusted net income	$14,925	$10,316	$32,354	$22,474

(5) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$744	$2,949	$2,150	$4,098
Less: Change in fair value due to passage of time	702	1,688	1,607	2,705
Change in fair value of contingent acquisition consideration due to change in estimate	$42	$1,261	$543	$1,393

(6) Stock-based compensation is recorded in the following line items:
Cost of revenue	$388	$190	$698	$318
Sales	399	433	732	777
Marketing	264	314	494	577
Product development	707	388	1,214	714
General and administrative	2,657	1,555	5,200	2,735
Total stock-based compensation expense	$4,415	$2,880	$8,338	$5,121

(7) Assumes 39% income tax rate.